SCHEDULE 14A INFORMATION

                         Proxy Statement Pursuant to Section 14(a) of the
                                  Securities Exchange Act of 1934
                                        (Amendment No.   )


Filed by the Registrant [X]

Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[  ]    Preliminary Proxy Statement
[  ]    Confidential, for Use of the Commission Only (as permitted by Rule 14a-
6(e)(2))
[X]     Definitive Proxy Statement
[  ]    Definitive Additional Materials
[  ]    Soliciting Material Pursuant to <section>240.14a-11(c) or
<section>240.14a-12


                                     Corporate Realty Income Trust I

                         (Name of Registrant as Specified In Its Charter)


             (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]     $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2)
[  ]    $500 per each party to the controversy pursuant to Exchange Act Rule
        14a-6(i)(3)
[  ]    Fee computed on table below per Exchange Act Rules 14a-6(i)(4) VM and 0-11.

        1)     Title of each class of securities to which transaction applies:


        2)     Aggregate number of securities to which transaction applies:



        3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):



        4)     Proposed maximum aggregate value of transaction:



        5)     Total fee paid:




[  ]    Fee paid previously with preliminary materials.

[  ]    Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        1)     Amount Previously Paid:



        2)     Form, Schedule or Registration Statement No.:



        3)     Filing Party:



        4)     Date Filed:








                              CORPORATE REALTY INCOME TRUST I

                         NOTICE OF ANNUAL MEETING OF SHAREHOLDERS


The Annual Meeting of Shareholders of Corporate Realty Income Trust I (the "Company") will be held on Thursday, August 15, 1996, at 11:00 a.m. at the Company's offices at 388 Greenwich Street, New York, New York, 33rd floor, for the following purposes:

1. To elect five Trustees to hold office until their respective successors are elected and qualified; and

2.     To transact such other business as may properly come before the meeting.

The Board of Trustees has fixed the close of business on Monday, July 1, 1996 as the record date for shares entitled to vote at the meeting.

A Proxy Statement and a proxy are enclosed with this Notice.

You are requested, if you cannot be present at the meeting, to complete, sign and return the proxy in the enclosed business reply envelope promptly.

                                         BY ORDER OF THE BOARD OF TRUSTEES



                                         Mark R. Patterson
                                         Secretary




July 10, 1996







|IMPORTANT:  PLEASE FILL IN, DATE, SIGN AND MAIL PROMPTLY THE ENCLOSED |
|PROXY IN THE POSTAGE-PAID ENVELOPE PROVIDED TO ENSURE THAT YOUR       |
|SHARES ARE REPRESENTED AT THE MEETING. IF YOU ATTEND THE MEETING, | |YOU MAY VOTE IN PERSON IF YOU WISH TO DO SO EVEN THOUGH YOU HAVE |
|PREVIOUSLY SENT IN YOUR PROXY.                                        |

                                             CORPORATE REALTY INCOME TRUST I
                                             388 GREENWICH STREET
                                             NEW YORK, NEW YORK 10013

                                             PROXY STATEMENT


The proxy statement is furnished by the Board of Trustees (the "Board") of Corporate Realty Income Trust I (the "Company") in connection with its solicitation of proxies for use at the Annual Meeting of Shareholders on August 15, 1996 and at any and all adjournments thereof (the "Meeting"). Mailing of this proxy statement will commence on or about July 10, 1996.

If the proxy is properly executed and returned, the shares it represents will be voted at the 1996 Annual Meeting in accordance with the instructions noted thereon. If no direction is indicated, it will be voted: (1) for the nominated Trustees; and (2) for or against such other matters as may properly come before the Meeting in the discretion of the proxy holders. The Company's management knows of no matter to be brought before the Meeting which is not referred to in this Notice of Meeting and this proxy statement. If, however, any other matter comes before the Meeting, the proxy will be voted in accordance with the judgment of the person or persons voting such proxy, unless the proxy contains instructions to the contrary. Any shareholder executing a proxy has the power to revoke it at any time before it is voted by submitting a duly executed proxy bearing a later date or by attending the Meeting and orally withdrawing the proxy.

The voting securities of the Company consist of shares of beneficial interest, $.10 par value per share, of which 1,010,776 shares ("Shares") were issued and outstanding at the close of business on the record date for the Meeting, July 1, 1996. Shareholders of record at the close of business on July 1, 1996 will be entitled to vote at the Meeting. Each Share is entitled to one vote. Shareholders do not have cumulative voting rights. The presence in person or by proxy of Shareholders holding a majority of the Shares of the Trust entitled to vote will constitute a quorum. Votes cast in person or by proxy at the meeting will be tabulated by the inspector of election for the meeting.


                                             ELECTION OF TRUSTEES

Unless authority to vote for any nominee is withheld, it is intended that Shares represented by proxies in the form accompanying this proxy statement will be voted for the election of the nominees listed below. Each of the nominees is presently a Trustee of the Company. In case any such nominee becomes unable or unwilling to stand for election as Trustee for any reason not presently known or contemplated, the Shares represented by such proxies will be voted by the proxy holders for such other person as may be designated by the Board. Assuming the existence of a quorum, the affirmative vote of a majority of the votes cast at the Annual Meeting is required to approve the election of each nominee for Trustee. Broker non-votes are counted as Shares represented at the meeting for purposes of determining a quorum; however, broker non-votes will be treated as Shares not voted for purposes of the election and will have no effect on the outcome.



        NAME                       Principal Occupation                                                     Age
James C. Cowles                     Trustee, Chairman, President and Treasurer of the Company since 1995;   42
                                    President  of  Corporate  Realty Advisors, Inc. (the "Advisor") since
                                    1995;  Managing  Director  of  Smith  Barney  Inc.  ("Smith  Barney")
                                    responsible for the Real Estate  Finance  Group of Smith Barney since
                                    1995 and for the Fixed Income Capital Markets  Group  of Smith Barney
                                    during 1994; CEO and Chariman of Cowles Educational Publishing  Corp.
                                    from  July 1991 through 1993; Managing Director of Direct Investments for Smith Barney prior to July 1991.
Richard S. Ellwood*                 Trustee of the Company since 1989; President of R.S. Ellwood & Co.,     64
                                    Incorporated  (a real estate investment banking business) since 1987;
                                    Managing Director and senior banker in the Investment Banking Division of Merrill Lynch Capital Markets from 1984 to 1987
Edward Lowenthal*                   Trustee of the Company since 1990; a founder, Trustee and President of  51
                                    Wellsford Residential Property Trust, a public real estate investment trust, which succeeded  to  the  business of Wellsford Group, Inc., a private real estate investment firm  of  which  Mr.  Lowenthal  was a founding  shareholder, Director and President since its formation  in
                                    1986.  Partner of Bear Stearns & Co. from 1985 to 1986; and a Managing
                                    Director of  Becker  Paribas  from  1984  to 1985; Director of United
                                    American Energy Corporation.
Mark J. Sandler*                    Trustee of the Company since 1989; Private investor; Senior Managing    54
                                    Director  of  Bear  Stearns  & Company from 1980 to 1988; Senior Vice
                                    President for Donaldson Lufkin and Jenrette prior to 1980; Director of
                                    South West Property Trust.
Stephen J. Treadway*                Trustee of the Company since 1989 and Chairman of the Board of the      48
                                    Company from 1989 to 1992; Executive Vice President of PIMCO Advisors
                                    L.P.  since May 1996, Executive Vice President of Smith Barney, which firm he was employed by from 1977 until 1996; Chairman of the Advisor from 1989 to April 1993.
*Independent Trustee



Four meetings of the Trustees were held during the year ended December 31, 1995, and two meetings of the Trustees have been held thus far during 1996. A quorom of the members of the Board was present at each meeting. The Company has no standing audit, nominating or compensation committees of the Board of Trustees. Pursuant to the Company's Declaration of Trust, a majority of the Board shall at all times consist of Trustees who do not perform any services for the Company other than as Trustees and are not officers, directors, or employees of the Advisor or its affiliates ("Independent Trustees"). Replacements for any vacancies among the Independent Trustees' positions are nominated by the Independent Trustees.

                                             BENEFICIAL OWNERSHIP OF COMMON
SHARES

To the knowledge of management of the Company, the following entity is the only holder of record or beneficial owner of more than 5% of the outstanding Shares of the Company.

                                Amount and Nature                 Percent of
Name and Address            of Beneficial Ownership                 Class

Glenmede Trust Company          274,725 Shares (1)                   27.2%
Trustee for the
Pew Memorial Trust
1 Liberty Place
1650 Market Street, Suite 1200
Philadelphia, PA  19103

(1) Sole voting and investment power.

As of July 1, 1996 none of the Trustees, nominees for Trustees or officers of the Company beneficially owned any Shares of the Company. As of July 1, 1996, the Advisor owned 10,000 Shares of the Company.

                                             EXECUTIVE COMPENSATION

None of the Company's executive officers received cash compensation from the Company during the year ended December 31, 1995.


                                             TRUSTEES' REMUNERATION

Trustees who are affiliated with the Advisor are not entitled to compensation from the Company. Each Independent Trustee receives an annual fee of $8,000 for services as a Trustee plus a fee of $1,000 for each meeting of the Trustees. In addition, the Company reimburses Trustees and officers (including those affiliated with the Advisor) for travel and other expenses incurred in connection with their duties as Trustees or officers. The Independent Trustees of the Company were paid aggregate fees of $36,000 for their services as Trustees during the year ended December 31, 1995.


                                             CERTAIN TRANSACTIONS

The Company has entered into an Advisory Services Agreement (the "Advisory Agreement") with the Advisor. Under the terms of the Advisory Agreement, the Advisor will: (a) recommend real estate investment opportunities consistent with the Company's investment policies and objectives; (b) provide advice to, and act as agent for, the acquisition, financing, refinancing, leasing and disposition of real estate investments; (c) recommend for investment assets other than real estate that generate qualifying REIT income; and (d) provide day-to-day management and administrative services for the Company.

The Advisory Agreement provides for fees to be paid by the Company to the Advisor as follows: (a) a base annual fee of 10% of the adjusted cash flow from operations except that if total operating expenses of the Company, for any twelve-month period, exceed the greater of 2% of the Company's average invested assets, as defined, or 25% of the Company's net income, as defined, then the base annual fee will be reduced to a level that would not exceed such limit (the amount of such reduction to be deferred until and paid at such time as total operating expenses are less than the limits defined above); (b) an incentive fee of 15% of cash proceeds from sales or refinancings of the Company's equity interest in real property, after certain priority distributions to shareholders and other limitations; (c) a subordinated disposition fee amounting to the lesser of (i) 3% of the sale price of a property at the time of a sale after certain priority distributions to shareholders and other limitations, or (ii) the fee customarily charged by unaffiliated parties for rendering similar services; (d) a mortgage placement fee amounting to the lesser of (i) 1% of the amount of financing or refinancing obtained by the Advisor or (ii) the fee customarily charged by unaffiliated parties rendering similar services. The mortgage placement fee will be reduced by the amount of any mortgage placement fee previously earned by the Advisor with respect to the same property. The base annual fee payable to the Advisor for 1995 under the Advisory Agreement was $173,028. Of this amount, $163,688 was paid in 1995 and the balance of $9,340 was paid in May 1996. The Advisory Agreement also provides for the Advisor to be reimbursed for expenses incurred related to goods and materials acquired and administrative services performed for the Company as defined. This reimbursement will be payable out of adjusted cash from operations and amounts charged for services will not exceed an amount equal to the lesser of (i) the actual cost of such services, or (ii) 90% of the competitive price which would be charged by an unaffiliated person for such services. The Company incurred $40,000 in 1995 for such services.

The Advisory Agreement is automatically renewable for one-year periods, unless either party presents in writing a notice of non-renewal to the other, not less than sixty days before the end of any such year. In addition, the Advisor is entitled to receive all earned but unpaid fees as of the date of termination, including an amount in lieu of the incentive fee equal to 15% of the difference between the fair market value of the properties on the date of termination and the cash invested by the Company in the properties, plus an amount equal to a cumulative noncompounded annual return of 8% on shareholder's capital, less cash distributed to shareholders related to sales and refinancings, as defined. If the Advisory Agreement is terminated in connection with a change of control or for good reason, as defined, then the Advisor shall be entitled to receive a termination fee equal to the lesser of (i) the sum of (a) the excess of 15% of gross proceeds from the Company's public offering over the aggregate offering and organization expenses, plus interest as defined; (b) the excess of 6% of gross proceeds from the Company's public offering over acquisition expenses, plus interest as defined; and (c) for each year or portion thereof from the initial closing date of the Company's public offering through the date of termination of the Advisory Agreement the excess, if any, of the Base Annual Fee for such year or portion thereof over, limits on total operating expenses indicated above, for such year or portion thereof, plus interest as defined, or
(ii) the sum of (a) the Subordinated Disposition Fee and the Incentive Fee which would be payable if the Trust were liquidated on the Termination Date based upon the appraised fair market value of all of the Properties and other assets of the Company on the termination date; and (b) the discounted value of the aggregate Base Annual Fee payable to the Advisor from the termination date to and including December 31, 2002, as defined. The Company maintains an interest bearing account with Smith Barney for investing funds that are pending investment. Interest of $19,556 was earned by the Company for 1995 on this account. The Company also paid Smith Barney $682 for printing costs in 1995.

The directors of the Advisor are Robert Druskin, Lewis L. Glucksman and A. George Saks, each of whom is also an employee of Smith Barney, the sponsor of the Company, or its affiliates. Mr. Treadway, a Trustee of the Company, was also an employee of Smith Barney during 1995. James C. Cowles, an employee of Smith Barney, is currently the Chairman and President of the Advisor and Chairman, President, Treasurer and a Trustee of the Company.

                                             INDEPENDENT PUBLIC ACCOUNTANTS

The Trustees selected Ernst & Young LLP as the principal accountants to audit the financial statements of the Company for 1995.

The Trustees selected Ernst & Young LLP as the auditors for 1996 at the Trustee's meeting held on June 11, 1996. If the Company receives a written request from any shareholder at least five days prior to the Meeting stating that the shareholder will be present in person at the Meeting and desires to ask questions of the auditors concerning the Company's financial statements, the Company will arrange to have a representative of Ernst & Young LLP present at the Meeting who will respond to appropriate questions and have an opportunity to make a statement.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT OF 1934

Section 16 of the Securities Exchange Act of 1934 requires the Trustees and executive officers of the Company and persons who own more than ten percent of the Company's Shares to file with the Securities and Exchange Commission initial reports of ownership and reports of tchanges in ownership of Shares of the Company. Such persons are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

To the best knowledge of the Company, all of these filing requirements were timely satisfied except as follows: Mr. Thomas J. A. Lavin, a former Trustee and officer of the Company, was inadvertantly late in filing his Form 3, "Initial Statement of Beneficial Ownership of Securities," with the SEC. The Pew Memeorial Trust, a greater than ten-percent shareholder, was also tardy in filing its initial statement of beneficial ownership and reported its ownership of the Company's Shares on its Form 5, "Annual Statement of Changes in Beneficial Ownership," for the fiscal year ended December 31, 1995.

                                             OTHER MATTERS

The Board knows of no other business which will be presented at the Meeting. If other matters properly come before the Meeting, the persons named as proxy holders will vote on them in accordance with their best judgment.

The cost of this solicitation of proxies will be borne by the Company. In addition to the use of the mails, some of the officers of the Company and/or regular employees of the Advisor may solicit proxies by telephone and telegraph. The Company will request brokerage houses and other custodians, nominees and fiduciaries to forward soliciting material to the beneficial owners of shares held of record by such persons and may verify the accuracy of marked proxies by contacting record and beneficial owners of the Shares. The Company will reimburse such persons for their reasonable expenses incurred in forwarding such soliciting materials.

                                             1997 ANNUAL MEETING

Shareholders may present proposals to be considered for inclusion in the proxy statement for the 1997 Annual Meeting of Shareholders provided such proposals are received by the Company no later than March 12,1997.


                                             Mark R. Patterson
                                             Secretary
July 10, 1996